UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    January 10, 2012

SMARTPAY EXPRESS, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-120967 (Commission File Number)	20-1204606 (I.R.S. Employer Identification No.)
1315 Lawrence Avenue, East Suite 520 Toronto, Ontario Canada (Address of principal executive offices)		M3A 3R3 (Zip Code)

Registrant’s telephone number, including area code  (416) 510-8351

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	SmartPay Express, Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01  Changes in Registrant’s Certifying Accountant

SmartPay Express, Inc. (the “Company” or “SmartPay”) was notified by the firm of Mazars CPA Limited ("Mazars") that Mazars was resigning as independent auditor for the Company effective January 10, 2012.

Mazars’s audit report on the Company's financial statements for the fiscal years ended December 31, 2010, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that the aforementioned report for the years ended December 31, 2010, 2009 and 2008 included was modified for an uncertainty relating to the Company's ability to continue as a going concern.

During the two fiscal years ended December 31, 2010, and 2009, and the subsequent interim through the date of the resignation, there were no disagreements with Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the three fiscal years ended December 31, 2011, 2010 and 2009, and the subsequent interim periods through the date of the resignation, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the "Commission").

The Company has provided Mazars a copy of the disclosures contained herein prior to the filing of this current report and have requested that Mazars issue a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incorporated by reference from the Company’s Form 8-K filed on January 17, 2012.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Description

16.1 Letter from Mazars CPA Limited dated March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SmartPay Express, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SMARTPAY EXPRESS, INC.

Dated: March 23, 2012	By: /s/ Michael Donaghy
Michael Donaghy –Interim CEO & President